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Exhibit 3.78

ARTICLES OF INCORPORATION
OF
PROTECTION EQUIPMENT CORPORATION

ARTICLE I

        The name of the corporation is Protection Equipment Corporation

 ARTICLE II

        The corporation's purposes are:

  (a)
  Primarily to engage in the specific business of manufacturing, servicing, and selling bank security equipment.

  (b)
  Generally to engage in the business of providing services for Banks, Savings & Loans, Markets, Drug Stores, and other businesses using protection equipment. Preventative Maintenance service for safes, vaults, timelocks, electronic equipment, closed circuit television, pneumatic tube systems, and surveillance camera systems, and also providing such equipment for those being serviced.

  (c)
  To engage in any business of transaction, whether related or unrelated to those described in Paragraphs (a) and (b) above, which may from time to time be authorized or approved by the Board of Directors of this corporation.

  (d)
  To act as principal, agent, partner, joint venture, or in any other legal capacity in any transaction.

  (e)
  To transact business anywhere in the world.

  (f)
  To have and exercise all rights and powers which are now and which may in the future be granted to a corporation by law.

        The above statement of purposes shall be construed as a statement of both purposes and powers, and the provisions of each paragraph shall not be limited by reference to or inference from one another, but each shall be considered as separate statements conferring independent purposes and powers upon corporation.

ARTICLE III

        The County in the State of California where the principal office for the transaction of the business of the corporation is located is the County of Orange.

ARTICLE IV

  (a)
  The number of directors of the corporation is three, provided that the number if such directors may from time to time be changed by amendment of the By-Lays of this corporation.

  (b)
  The names and addresses of the persons who are appointed to act as first directors of the corporation are:

NAMES	ADDRESSES
Lee A. Kann	225 S. Jensen Way #2, Fullerton, CA
Fred A. Campbell	9819 Mills Avenue, Whittier, CA
Diana R. Weaver	14806 Kornblum Avenue, Hawthorne, CA

  (c)
  The Board of Directors of the corporations shall be permitted to take any action authorized by Division 1 of the California Corporations Code without a meeting, provided all members of the Board consent in writing to suck action and such consent or consents are filed with the minutes of the proceedings of the Board.

ARTICLE V

        The corporation is authorized to issue only one class of shares having a total number of 7500 shares. The aggregate par value of such shares is $ NONE, and the par value of each share is $ NONE (If no-par shares are to authorized and issued, omit the foregoing sentence and in its place insert: "Each share shall be without par value.") Each share shall be without par value.

 ARTICLE VI

        No distinction shall exist between the shares of the corporation or the holders of such shares.

ARTICLE VII

  (a)
  All shares issued by the corporation shall be fully paid and nonassessable and shall not be subject to assessment for the debts or liabilities of the corporation.

  (b)
  Each shareholder of this corporation shall be entitled to full pre-emptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.

  (c)
  Before there can be a valid sale or transfer of any of the shares of this corporation by any shareholder, he shall first offer such shares lo the corporation and then to the other shareholders in the following manner:

  (1)
  Such offering shareholder shall deliver a notice in writing by mail or otherwise to the Secretary of the corporation stating the price, terms, and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention so to sell or transfer such shares. Within fourteen (14) days thereafter, the corporation shall have the prior right to purchase all or any full number of such shares so offered at the price upon the terms and condition stated in such notice. Should the corporation fail to purchase all of said shares, at the expiration of said fourteen-day period, or prior thereto upon the determination of the corporation to purchase non or only a portion of such shares so offered, the Secretary of the corporation shall within five (5) days thereafter, mail or deliver to each of the other shareholders a notice setting forth the particulars concerning said shares not so purchased by the corporation described in the notice received from the offering shareholder. The other shareholders shall have the right to purchase all of the shares specified in said Secretary's notice by delivering to the Secretary by mail or otherwise a written offer or offers to purchase all or any specified number of such shares upon the terms so described in the Secretary's notice if such offer or offers are so delivered to the Secretary within ten (10) days after mailing or delivering such Secretary's notice to suck other shareholders. If the total number of shares specified in such offers so received within such period by the Secretary exceeds the number of shares referred to in such Secretary's notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the Secretary, as the number of shares of this corporation, which he holds, bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the Secretary.

    (2)
    If all of the other shares referred to in said notice to the Secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

    (3)
    If non or only a part of the share referred to in said notice to the Secretary is purchased, as aforesaid, by the corporation or in accordance with others made by other shareholders within said ten (10) day period, the shareholder desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the Secretary not so purchased by the corporation or by the other shareholders, to any person or persons he may so desire; provided, however, that he shall not sell or transfer such shares at a lower price or on terns more favorable to the purchase or trustee than those specified in said notice to the Secretary.

    (4)
    Within the limitations herein provided, this corporation may purchase the shares of this corporation from any offering shareholder, provided, however, that at no time shall this corporation be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the shares of the corporation shall be null and void unless the terms, conditions, and provisions of sub-part (c) of this article SEVENTH are strictly observed and followed.

        IN WITNESS WHEREOF, the undersigned and above named incorporators and first directors of this corporation have executed these Articles of Incorporation on                        , 19             .

/s/
/s/
/s/

State of California
County of Orange

        On August 6, 1973 before me, the Undersigned, a Notary Public in and for said State personally appeared

/s/
/s/
/s/

        Known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same

        WITNESS my hand and official seal

/s/	Notary Public in and for said State

 CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

        PROTECTION EQUIPMENT CORPORATION

        LEE A. KANN and DIANA R. WEAVER, certify:

        1.     That they are the- President and the Secretary respectively, of PROTECTION EQUIPMENT CORPORATION, a California corporation.

        2.     That at a meeting of the Board of Directors of said corporation, duly held at the corporate offices on the 20th day of August, 1976, the following resolution was adopted:

          "RESOLVED, that ARTICLE 1 of the Articles of Incorporation which reads as follows:

            'The name of this corporation is PROTECTION EQUIPMENT CORPORATION'

    be amended to read as follows:

      'The name of this corporation is NATIONAL SAFE OF CALIFORNIA."'

        3.     That the sole shareholder has adopted said Amendment by written consent. That the wording of the amended Article, as set forth in the Shareholder's Written Consent, is the same as that set forth in the Directors' resolution in Paragraph 2 above.

        4.     That the number of shares represented by written consent is five thousand (5,000). That the total number of shares entitled to vote on or consent to the Amendment is five thousand (5,000).

        DATED: August 20, 1976.

/s/ Lee A. Kann LEE A. KANN President of PROTECTION EQUIPMENT CORPORATION
/s/ Diane R. Weaver DIANE R. WEAVER Secretary of PROTECTION EQUIPMENT CORPORATION

        Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct

        Executed at Fullerton, California, this 20th day of August, 1976.

/s/ Lee A. Kann LEE A. KANN
/s/ Diane R. Weaver DIANE R. WEAVER

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  Exhibit 3.78
ARTICLES OF INCORPORATION OF PROTECTION EQUIPMENT CORPORATION
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF